Exhibit 8.1

Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 goodwinlaw.com +1 212 813 8800

May 5, 2023

AlTi Global, Inc.

520 Madison Avenue, 21st Floor

New York, New York 10022

Ladies and Gentlemen:

We are United States tax counsel to AlTi Global, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-4 with the Securities and Exchange Commission (together with the Prospectus filed therewith, the “Registration Statement”) and a related prospectus included in the Registration Statement (the “Prospectus”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement and Prospectus relate to (i) the proposed offer (the “Exchange Offer”) to the holders of certain of the Company’s outstanding warrants identified in the Registration Statement (the “Warrants”) to exchange each Warrant for 0.25 shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) as described in the Registration Statement and (ii) the solicitation of consents (the “Consent Solicitation”) from the holders of the Warrants to amend the Amended and Restated Warrant Agreement, dated as of January 3, 2023, by and between the Company (f/k/a Cartesian Growth Corporation before the Business Combination, as defined in the Registration Statement) and Continental Stock Transfer & Trust Company, to permit the Company to require that each Warrant that is outstanding upon the closing of the Exchange Offer be converted into 0.225 shares of Common Stock (the “Warrant Amendment”). Capitalized terms not otherwise defined herein have the meaning set forth in the Registration Statement.

You have requested our opinion concerning the discussions set forth in the section entitled “Market Information, Dividends and Related Stockholder Matters—Material U.S. Federal Income Tax Consequences” in the Registration Statement as they relate to the Exchange Offer and adoption of the Warrant Amendment (the “Tax Disclosure”). In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

a. All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Exchange Offer and the Consent Solicitation;

May 5, 2023

b. All factual representations, warranties and statements made or agreed to by the Company and by its management, employees, officers, directors, and stockholders in connection with the Exchange Offer, including, but not limited to, those set forth in the Registration Statement, are true, correct and complete as of the date hereof without regard to any qualification as to knowledge, belief, or otherwise and will remain true, correct, and complete at all relevant times; and

c. The description of the Exchange Offer and the Consent Solicitation in the Registration Statement is accurate, complete, and correct, the Exchange Offer and the Consent Solicitation will be consummated in accordance with such description without any waiver or breach of any material provision thereof, and the Exchange Offer will be effective under applicable corporate law as described in the Registration Statement.

This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts, representations and assumptions on which we have relied in issuing our opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. No opinion is expressed as to any transactions other than the Exchange Offer and the Consent Solicitation, or any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the Tax Disclosure, and does not address the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in the Tax Disclosure. We express no opinion as to any laws other than the federal income tax laws of the United States.

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there is no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There is no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

May 5, 2023

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Market Information, Dividends and Related Stockholder Matters—Material U.S. Federal Income Tax Consequences”, insofar as they address material U.S. federal income tax considerations with respect to the Exchange Offer and the adoption of the Warrant Amendment, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Goodwin Procter LLP